EXECUTION VERSION

SBA COMMUNICATIONS CORPORATION

$750,000,000 4.000% Senior Notes due 2022

Purchase Agreement

September 28, 2017

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the several

Initial Purchasers listed on
Schedule 1 hereto

c/o Citigroup Global Markets Inc.

     388 Greenwich Street

     New York, New York 10013

c/o J.P. Morgan Securities LLC

     383 Madison Avenue

     New York, New York 10179

Ladies and Gentlemen:

SBA Communications Corporation, a Florida corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed on Schedule 1 hereto (collectively, the “Initial Purchasers”), for whom you are acting as Representatives (the “Representatives”), $750,000,000 aggregate principal amount of its 4.000% Senior Notes due 2022 (the “Securities”).  The Securities will be issued pursuant to an Indenture, to be dated as of the Closing Date (as defined in Section 2(c)) (as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission (the “Commission”) relating to an offer to exchange the Securities for an issue of securities registered with the SEC, which we refer to as the Exchange Securities, with terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate) or alternatively under certain circumstances will agree to file a shelf registration statement with the Commission relating to resales of the Securities.

The Company hereby confirms its agreement with the Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1. Offering Memorandum.  The Company has prepared a preliminary offering memorandum, dated September 28, 2017 (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum, dated the date hereof (the “Final Offering Memorandum”), setting forth information concerning the Company and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Final Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Final Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Final Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made or confirmed by the Initial Purchasers (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

2. Purchase and Resale of the Securities by the Initial Purchasers.  The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite that Initial Purchaser’s name in Schedule 1 hereto, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 8, at a purchase price equal to 99.000% of the principal amount of the Securities (the “Purchase Price”).

(a) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information and the Final Offering Memorandum.  Each Initial Purchaser, severally and not jointly represents, warrants and agrees with the Company that:

(i) it is a qualified institutional buyer (a “QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it is purchasing the Securities pursuant to an exemption under the Securities Act;

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iv) it has solicited offers and will solicit offers for the Securities only from, and has offered and sold and will offer, sell and deliver the Securities only:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C.

(b) The Company acknowledges and agrees that, subject to the terms and conditions of this Agreement, the Initial Purchasers may offer and sell Securities to or through any affiliates of the Initial Purchasers and that any such affiliate may offer and sell Securities purchased by it to or through the Initial Purchasers.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Initial Purchasers at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 a.m., New York City time, on October 13, 2017, or at such other time or place on the same or such other date, not later than the tenth (10th) Business Day after September 28, 2017, as the Initial Purchasers and the Company may agree upon in writing.  The time and date of such payment for the Securities is referred to herein as the “Closing Date.”

(d) Certificates for the Securities shall be in global form, registered in such names and in such denominations as you shall request in writing not later than one (1) full Business Day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date, for the account of the Initial Purchasers, with any documentary stamp taxes or other taxes payable in connection with the issuance of the Securities to the Initial Purchasers duly paid by the Company, against payment of the Purchase Price therefor.

(e) The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Initial Purchaser has any responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Initial Purchasers of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchasers and shall not be on behalf of the Company or any other person.

(f) Each Initial Purchaser agrees that, prior to or simultaneously with the confirmation of sale by the Initial Purchaser to any purchaser of any of the Securities purchased by the Initial Purchaser from the Company pursuant hereto, the Initial Purchaser shall furnish to that purchaser a copy of the Time of Sale Information.  In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company, and for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6(i) and (j), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of each Initial Purchaser and its compliance with its agreements contained in this Section 2 (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Final Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, and the Final Offering Memorandum, as of the date hereof and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any information contained in or omitted from the Preliminary Offering Memorandum, any Time of Sale Information or the Final Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Final Offering Memorandum (the “Initial Purchasers’ Information”), which information is identified in Section 15.

(b) Additional Written Communications.  The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) except for (i) the Preliminary Offering Memorandum and the Final Offering Memorandum, (ii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, (iii) any electronic roadshow, and (iv) other written communications, in each case used in accordance with Section 4(c).

(c) Incorporated Documents.  The documents incorporated by reference in the Time of Sale Information and the Final Offering Memorandum, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder (the “Exchange Act”), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Information and the Final Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements.  The summary historical financial data and consolidated historical financial statements of the Company, together with the related notes thereto, included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum fairly present the financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and the changes in their cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout such periods.  The other financial information and data included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

(e) No Material Adverse Change.  Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Time of Sale Information and the Final Offering Memorandum; and, since such date, neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, and that is material to the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in each of the Time of Sale Information and the Final Offering Memorandum; and, since such date, there has been no dividend or distribution of any kind, declared, set aside for payment, paid or made by the Company and there has been no change in the capital stock or long-term debt of the Company or its subsidiaries on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, consolidated financial position, stockholders’ equity, results of operations, or prospects of the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in each of the Time of Sale Information and the Final Offering Memorandum.

(f) Organization and Good Standing.  The Company is duly incorporated and validly existing and in good standing under the laws of Florida with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Time of Sale Information and the Final Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except to the extent that the failure to be duly registered or qualified or in good standing, would not, individually or in the aggregate, have caused a material adverse effect on the business, properties, rights, assets, management, consolidated financial position, stockholders’ equity, results of operations or prospects, of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and none of the subsidiaries of the Company other than (i) SBA Telecommunications, LLC, (ii) SBA Senior Finance LLC, (iii) SBA Senior Finance II LLC, (iv) SBA Guarantor LLC, (v) SBA Holdings, LLC, (vi) SBA 2012 TC Assets, LLC, (vii) Brazil Shareholder I LLC, and (viii) SBA Torres Brasil Ltda (collectively, the “Significant Subsidiaries”) is a “significant subsidiary” as such term is defined in Rule 405 under the Securities Act.

(g) Subsidiaries.  Each of the subsidiaries of the Company is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be duly registered or qualified would not, individually or in the aggregate, have caused a Material Adverse Effect.  The Company and its subsidiaries, taken as a whole, conduct their business as described in each of the Time of Sale Information and the Final Offering Memorandum.

(h) Capitalization of the Company. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Final Offering 6

Memorandum under the heading “Capitalization”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and conform in all material respects to the description thereof contained in each of the Time of Sale Information and the Final Offering Memorandum.

(i) Capitalization of the Company’s Subsidiaries.  All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, are owned directly or indirectly by the Company, and (except as set forth in each of the Time of Sale Information and the Final Offering Memorandum) are free and clear of all liens, encumbrances, equities, claims or adverse interests.

(j) Full Power.  The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture, the Exchange Securities and the Registration Rights Agreement (collectively, the “Transaction Documents”), and the Company has full right, power and authority to perform its obligations hereunder and thereunder; and, as of the Closing Date, all corporate action required to be taken for the due and proper authorization, execution, issuance and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been or will have been duly and validly taken.

(k) The Indenture.  The Indenture has been duly authorized by the Company and when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and to general equity principles; on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder; and the Indenture conforms in all material respects to the descriptions thereof in each of the Time of Sale Information and the Final Offering Memorandum.

(l) The Securities.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered by the Company and paid for by the Initial Purchasers pursuant to this Agreement and duly authenticated by the Trustee will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and to general equity principles, and the Securities conform in all material respects to the descriptions thereof in each of the Time of Sale Information and the Final Offering Memorandum.

(m) Purchase and Registration Rights Agreements. This Agreement has been duly and validly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly and validly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting rights and to general equity principles, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(n) The Exchange Securities.  On the Closing Date, the Exchange Securities will have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting rights and to general equity principles, and will be entitled to the benefits of the Indenture.

(o) Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Final Offering Memorandum.  The statements set forth in each of the Time of Sale Information and the Final Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the material terms of the Securities or contracts and other documents, and under the caption “Material United Stated Federal Income Tax Considerations,” insofar as they purport to constitute summaries of the statutes, rules or regulations described therein, constitute accurate summaries of the terms of the Securities or contracts and other documents or such statutes, rules and regulations in all material respects.

(p) No Violation or Default.  Neither the Company nor any of its Significant Subsidiaries (i) is in violation of its organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any judgment, order, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, other than, a default or violation described in clauses (ii) and (iii) which is not reasonably likely to have a Material Adverse Effect.

(q) No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with this Agreement and the consummation of the transactions contemplated by the Transaction Documents will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) or result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries, (iii) any internal policy of the Company or any of its subsidiaries or (iv) to the knowledge of the Company, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the cases of clause (i) or (iv), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect and would not materially adversely affect the consummation of the transactions contemplated under this Agreement.

(r) No Consents Required.  No consent, approval, authorization or order of, or filing or registration with, any court or arbitrator or governmental agency or body is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities in accordance with the terms and conditions of the Indenture and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the use of proceeds therewith as described in the Time of Sale Information and the Final Offering Memorandum, except for such consents, approvals, authorizations, orders, filings and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(s) No Legal Impediment to Issuance.  No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities in accordance with the terms and conditions of the Indenture or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance, authentication, sale or delivery of the Securities or the use of the Time of Sale Information or the Final Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner reasonably draws into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Time of Sale Information and the Final Offering Memorandum.

(t) Legal Proceedings.  There are no legal or governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries or to which any of its properties is subject, that are not disclosed in the Time of Sale Information and the Final Offering Memorandum and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance of the Securities.

(u) Independent Accountants.  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, whose report appears in the Form 10-K incorporated by reference into the Time of Sale Information and the Final Offering Memorandum and who have delivered the initial letter referred to in Section 6(h), are independent public accountants as required by the Securities Act and the applicable rules and regulations of the Commission thereunder and were independent accountants under the rules and regulations of the Public Company Accounting Oversight Board during the periods covered by the financial statements on which they issued a report and which are incorporated by reference into the Time of Sale Information and the Final Offering Memorandum.

(v) Title to Real and Personal Property.  The Company and each of its subsidiaries have good, valid and, to the extent the construct exists under applicable law, marketable title in fee simple to or a leasehold, subleasehold, easement, usufruct, possessory rights or similar interest in all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances, defects, equities or claims except for liens described in each of the Time of Sale Information and the Final Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries taken as a whole; and the present and contemplated use of the assets owned or leased by the Company and its subsidiaries for the operation of towers is in compliance in all material respects with all applicable zoning ordinances and regulations and other laws and regulations except where failure so to comply would not result, or create reasonable risk of resulting, in a Material Adverse Effect.

(w) Title to Intellectual Property.  The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights, inventions and copyrightable works, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect.

(x) Licenses.  The Company and each of its subsidiaries possess all licenses and sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Final Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Final Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such modification, revocation or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(y) No Undisclosed Relationships.  No material relationship, direct or indirect, exists between or among the Company and its Significant Subsidiaries on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company and their Significant Subsidiaries on the other hand, that would be required by the Securities Act to be described in a registration statement filed with the Commission and that is not so described in each of the Time of Sale Information and the Final Offering Memorandum.

(z) Investment Company Act.  Neither the Company nor any of its subsidiaries is, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Time of Sale Information and the Final Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(aa) Taxes.  Each of the Company and its subsidiaries has filed all U.S. federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due except where such failure would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company, or any of its subsidiaries, would have a Material Adverse Effect.

(bb) FCC and FAA Matters.  The Company and its subsidiaries (i) have duly and timely filed all material reports, registrations and other material filings, if any, which are required to be filed by it or any of its subsidiaries under the Communications Act of 1934, any similar or successor federal statute, and the rules of the Federal Communications Commission (the “FCC”) thereunder or any other applicable law, rule or regulation of any governmental authority, including the FCC and the Federal Aviation Authority (the “FAA”), other than such filings for which the failure to file would not result, or would not be reasonably likely to result, in a Material Adverse Effect and (ii) are in compliance with all such laws, rules, regulations and ordinances, including those promulgated by the FCC and the FAA, other than such compliance for which the failure to comply would not result, or would not be reasonably likely to result, in a Material Adverse Effect.  All information provided by or on behalf of the Company or any affiliate in any material filing, if any, with the FCC and the FAA relating to the business of the Company and its subsidiaries was, to the knowledge of such person at the time of filing, complete and correct in all material respects when made, and the FCC and the FAA have been notified of any substantial or significant changes in such information as may be required in accordance with applicable requirements of law.  The industry-related, tower-related and customer-related data and estimates included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.  For each existing tower of the Company (or of its subsidiaries) not yet registered with the FCC where registration will be required, the FCC's grant of an application for registration of such tower will not have a significant environmental effect as defined under Section 1.1307(a) of the FCC's rules.

(cc) No Labor Disputes.  Neither the Company nor any of its subsidiaries is involved in any strike or labor dispute with any group of employees, and, to the knowledge of the Company or any of its subsidiaries, no such action or dispute is threatened, which might be expected to have a Material Adverse Effect.

(dd) Compliance With Environmental Laws.  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “solid wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ee) Compliance With ERISA.  (i) The Company and its subsidiaries and each Plan (defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and each employee benefit plan (within the meaning of Section 3(3) of ERISA) for which the Company or (i) any member of its “controlled group” (within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code” and a “Plan,” respectively)), or (ii) any entity under common control with the Company within the meaning of Section 4001(a)(14) of ERISA could have any liability has been maintained in material compliance with its terms and the requirements of any applicable statutes, order, rules and regulations including, but not limited to ERISA, the Code, and any other applicable non-U.S. statutes, orders, rules and regulations that are similar to ERISA or the Code (collectively, “Other Plan Laws”); (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan which is a “pension benefit plan” (as defined in Section 3(2) of ERISA); (iii) no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Plan; (iv) the Company and its subsidiaries have not incurred nor reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any Plan; (v) there has been no failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (vi) no Plan subject to Title IV of ERISA is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (vii) with respect to any Plan that is required to be funded the fair market value of the assets of each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); and (viii) each Plan that is intended to be qualified under Section 401(a) of the Code or the applicable provisions of Other Plan Laws is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff) Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer or persons performing similar functions by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of December 31, 2016; and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the evaluation of its disclosure controls and procedures as of December 31, 2016, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls that has not been remedied, except as described in each of the Time of Sale Information and the Final Offering Memorandum or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(gg) Accounting Controls.  The Company and its subsidiaries have a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of its consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Final Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto and (v) the reported accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Insurance.  The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(ii) Solvency.  On the Closing Date and immediately after giving effect to the issuance of the Securities and the consummation of the other transactions related thereto as described in each of the Time of Sale Information and the Final Offering Memorandum, the Company will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and other liabilities (including contingent liabilities, computed at the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities (including such contingent liabilities) as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum, the Company has not incurred, and does not propose to incur, debts that would be beyond its ability to pay as such debts and other liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(jj) No Restrictions on Subsidiaries.  Except as described in the Time of Sale Information or the Final Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk) Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ll) No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(mm) No General Solicitation or Directed Selling Efforts.  None of the Company, any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(nn) Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(a) (including Annex C hereto), it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(oo) No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp) No Stabilization.  Neither the Company, nor to its knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities.

(qq) Margin Rules.  Neither the issuance, authentication, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Final Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Sarbanes-Oxley Act.  The Company is and, to the knowledge of the Company, the Company’s directors and officers (in their capacities as such) are in compliance in all material respects with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ss) No Unlawful Payments.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company will not directly or, to its knowledge, indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary or joint venture partner, or other person in violation of Anti-Corruption Laws.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(tt) Anti-Money Laundering.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or any of its subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu) Sanctions.  As of the date hereof, the Company, and its subsidiaries are in compliance with Sanctions, and to the knowledge of the Company and its subsidiaries their respective directors, officers, employees and agents are also in compliance with Sanctions as pertains to their conduct for or on behalf of the Company or its subsidiaries. None of the Company, any of its subsidiaries or to the knowledge of the Company or any of its subsidiaries any of their respective directors, officers, or employees is a Sanctioned Person. The Company will not directly or, to its knowledge, indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any other person to fund activities or business (i) of or with any Sanctioned Person, (ii) in or with any Sanctioned Country, or (iii) in any other manner that will, to the Company’s knowledge, result in a violation by any person of Sanctions. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, or other U.S. federal sanctions authority applicable to the Company or its subsidiaries. “Sanctioned Country” means a country or territory which is the subject or target of country-wide embargo administered by OFAC. As of the date hereof, each of Crimea, Cuba, Iran, Sudan, Syria and North Korea is a Sanctioned Country. “Sanctioned Person” means (a) any person listed in any Sanctions-related list of designated persons or (b) any person the Company knew or should have known was controlled by any such Person.

(vv) Florida Law.  The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida, as amended) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(ww) XBRL.  The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx) Industry Data.  The industry-related, tower-related and customer-related data and estimates included or incorporated by reference in the Time of Sale Information and the Final Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

4. Further Agreements of the Company. The Company covenants and agrees with the Initial Purchasers that:

(a) Delivery of Copies.  The Company will deliver to the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Final Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b) Offering Memorandum, Amendments or Supplements.  Before finalizing the Preliminary Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Final Offering Memorandum, the Company will furnish to the Initial Purchasers and counsel for the Representatives a copy of the proposed Preliminary or Final Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Preliminary or Final Offering Memorandum, amendment or supplement to which the Representatives reasonably objects.

(c) Additional Written Communications.  Before using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representatives reasonably objects.

Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives is notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(d) Notice to the Initial Purchasers.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the occurrence of any event which makes any statement of a material fact made in any of the Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in any of the Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum or

the initiation or, to the best knowledge of the Company, threatening of any proceeding for that purpose; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Time of Sale Information and the Final Offering Memorandum.  (1) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including, if applicable, such document to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law, and (2) if at any time prior to the completion of the resale of the Securities by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Final Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Final Offering Memorandum as so amended or supplemented (including, if applicable, such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Final Offering Memorandum is delivered to a purchaser, be misleading or so that the Final Offering Memorandum will comply with law.

(f) Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Final Offering Memorandum under the heading “Use of Proceeds.”

(h) Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(j) No Resales by the Company.  During the one-year period from the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(k) No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(l) No General Solicitation or Directed Selling Efforts.  Neither the Company nor any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; or (ii) offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement, any of the Time of Sale Information and the Final Offering Memorandum; or (iii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(m) No Stabilization.  Neither the Company nor to its knowledge, any of its affiliates, will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

(n) Clear Market.  During the period from the date hereof through and including the date that is forty-five (45) calendar days after the date hereof, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or its subsidiaries and having a tenor of more than one year.

(o) No Action.  The Company will not initiate any action prior to the Closing Date which would require any of the Time of Sale Information or the Final Offering Memorandum to be amended or supplemented pursuant to Section 4(e).

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby severally represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning or use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Time of Sale Information and the Final Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or the Final Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above, (iv) any written communication prepared by the Initial Purchasers and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included or incorporated by reference in the Time of Sale Information or the Final Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) The Time of Sale Information and Final Offering Memorandum.  The Time of Sale Information and the Final Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Representatives may agree. If any event shall have occurred that requires the Company under Section 4(e) to prepare an amendment or supplement to any of the Time of Sale Information and the Final Offering Memorandum, such amendment or supplement shall have been prepared, the Representatives shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

(c) Ongoing Compliance of the Time of Sale Information and Final Offering Memorandum.  The Initial Purchasers shall not have discovered and disclosed to the Company (1) on or prior to the Closing Date that any of the Time of Sale Information contains an untrue statement of fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading and (2) on or prior to the Closing Date that the Final Offering Memorandum (and any amendments or supplements thereto) contains an untrue statement of fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and necessary to make the statements therein not misleading.

(d) Required Corporate Actions.  All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Time of Sale Information and the Final Offering Memorandum (and any amendments or supplements thereto), and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e) No Downgrade.  Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities issued or guaranteed by the Company or its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or has changed its outlook with respect to its rating of the Securities or any other debt securities issued or guaranteed by the Company or its subsidiaries.

(f) No Material Adverse Change.  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Final Offering Memorandum (exclusive of any amendment or supplement thereto) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Final Offering Memorandum or (ii) otherwise than as set forth or contemplated in the Time of Sale Information and the Final Offering Memorandum

(exclusive of any amendment or supplement thereto), since the date of the Preliminary Offering Memorandum, there shall not have been any change in the capital stock or long-term debt of the Company or its subsidiaries or any change, or any development involving a prospective change, that would have a Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

(g) Officers’ Certificates.  The Initial Purchasers shall have received on and as of the Closing Date (1) a certificate of the Company's chief executive officer or president and chief financial officer stating that (i) such officers have carefully reviewed the Time of Sale Information and the Final Offering Memorandum; (ii) to the best knowledge of such officers, the Time of Sale Information, at the time of sale and at the Closing Date, did not, and the Final Offering Memorandum, as of its date and at the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of each of the Time of Sale Information and the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to any of the Time of Sale Information and the Final Offering Memorandum so that the Time of Sale Information and the Final Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact necessary to make the statements therein, under the light of the circumstances under which they were made, not misleading; and (iii) as of the Closing Date the representations and warranties of the Company in this Agreement are true and correct, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (2) a certificate of the Company’s chief financial officer, on the date of this Agreement and on the Closing Date, substantially in the form of the attached hereto as Annex E.

(h) Comfort Letters.  On the date of this Agreement and on the Closing Date Ernst & Young LLP shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum; provided that the letters delivered on the date of this Agreement and on the Closing Date shall use a “cut-off” date no more than three (3) Business Days prior to the date of this Agreement and such Closing Date, respectively.

(i) Opinion and 10b-5 Statement of Counsel for the Company. Greenberg Traurig PA, counsel for the Company, shall have furnished to the Initial Purchasers, at 23 the request of the Company, their written opinion and negative assurance statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex D hereto.

(j) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Initial Purchasers shall have received on and as of the Closing Date an opinion and negative assurance statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Opinion of FCC Counsel for the Company.    Greenberg Traurig PA, FCC counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

(l) No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(m) No Rule 144A or Regulation S Invalidation.  There shall not have occurred any invalidation of Rule 144A or Regulation S under the Securities Act by any court or withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Representatives would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities contemplated hereby.

(n) Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries listed on Schedule 2 in their respective jurisdictions of incorporation or formation and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o) Indenture and Securities.  The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(p) Registration Rights Agreement.  The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(q) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(r) No Default.  There shall exist at and as of the Closing Date no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under (i) the Second Amended and Restated Loan and Security Agreement, dated as of October 15, 2014, entered into among SBA Properties, LLC, the additional borrowers party thereto and Midland Loan Services, as servicer on behalf of Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time (the “Mortgage Loan”) or (ii) the Second Amended and Restated Credit Agreement, dated as of February 7, 2014, among SBA Senior Finance II LLC, as borrower and the several lenders from time to time parties thereto, as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”).

(s) Market Events.  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, the Nasdaq Global Select Market, the NASDAQ Global Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a material disruption in securities settlement, payment or clearance services in the United States, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with the completion of the offering or sale of and payment for the Securities, or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering, sale or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum or that, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Securities and/or debt securities.

(t) Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers.  The Company agrees to indemnify and hold harmless each Initial Purchaser, their respective affiliates, directors and officers and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities or in any information provided by the Company pursuant to Section 4(e), any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Initial Purchasers’ Information.

(b) Indemnification of the Company.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Initial Purchasers’ Information furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto).

(c) Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided,  further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for the Initial Purchasers, their respective affiliates, directors and officers and any control persons of the Initial Purchasers shall be designated in writing by the Initial Purchasers and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) calendar days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the

Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the information supplied by the Company or Initial Purchasers’ Information supplied by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability.  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchasers with respect to the offering of the Securities exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to paragraph (d) above are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Defaulting Initial Purchasers.  If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Securities that the defaulting Initial Purchasers agreed but failed to purchase on such Closing Date in the respective proportions which the principal amount of the Securities set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the aggregate principal amount of the Securities set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Securities on such Closing Date if the aggregate principal amount of the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of the Securities to be purchased on such Closing Date and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the principal amount of the Securities that it agreed to purchase on such Closing Date pursuant to the terms of Section 2.  If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on such Closing Date.  If the remaining Initial Purchasers do not elect to purchase the principal amount of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such Closing Date this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 10.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default.  If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to seven (7) full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Final Offering Memorandum or in any other document or arrangement.

9. Termination.  The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to the delivery of and payment for the Securities if, prior to that time, any of the events described in Section 6(e), 6(f), 6(l), 6(m) and 6(s) shall have occurred.

10. Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any Issuer Written Communication, any Time of Sale Information and the Final Offering Memorandum (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers not to exceed $15,000);  (viii) any fees charged by rating agencies for rating the Securities; (ix) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (x) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (xi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)If (i) this Agreement is terminated pursuant to Section 9 (other than due to the events described in Section 6(l) and 6(m)), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities contemplated hereby.

11. Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Initial Purchasers referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor merely by reason of such purchase.

12. Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

13. Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

14. Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

15. Initial Purchasers’ Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers’ Information consists solely of the following information in the Time of Sale Information or the Final Offering Memorandum:  the statements in the third paragraph, the fourth and fifth sentences of the thirteenth paragraph and the fifteenth paragraph under “Plan of Distribution” in the Final Offering Memorandum.

16. Miscellaneous.  (a)    Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

(b) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Richard Gabriel with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017; Attention:  Risë Norman, Esq. (Fax: (212) 455-2502). Notices to the Company shall be given to it at SBA Communications Corporation, 8051 Congress Avenue, Boca Raton, Florida 33487; Attention: Jeffrey A. Stoops (fax: (561) 997-0343) and Attention: Thomas P. Hunt (fax: (561) 989-2941), with a copy to Greenberg Traurig

PA, 401 East Las Olas Boulevard Suite 2000, Fort Lauderdale, FL 33301; Attention: Kara L. MacCullough, Esq. (fax: (954) 765-1477).

(c) Governing Law.  This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the law of the State of New York.

(d) Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SBA COMMUNICATIONS CORPORATION

By: /s/ Brendan Cavanagh

Name: Brendan Cavanagh

Title: Chief Financial Officer

[Signature Page to the Purchase Agreement]

Accepted as of the date first written above:

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Scott Slavik
Name: Scott Slavik
Title: Director

J.P. MORGAN SECURITIES LLC

By: /s/ Varun Rastogi
Name: Varun Rastogi
Title: Executive Director

Acting severally on behalf of themselves
and as Representatives of the several
Initial Purchasers named on Schedule 1 hereto.

[Signature Page to the Purchase Agreement]

Schedule 1

Initial Purchasers

Initial Purchasers	Principal Amount of Securities
Citigroup Global Markets Inc....................................................................................	$206,250,000
J.P. Morgan Securities LLC.....................................................................................	206,250,000
Barclays Capital Inc..................................................................................................	67,500,000
Deutsche Bank Securities Inc..................................................................................	67,500,000
Mizuho Securities USA LLC...................................................................................	67,500,000
TD Securities (USA) LLC.........................................................................................	67,500,000
Wells Fargo Securities, LLC...................................................................................	67,500,000
Total.............................................................................................................................	$750,000,000

Schedule 2

Subsidiaries Providing Good Standing Certificates

SBA Telecommunications, LLC

SBA Senior Finance LLC

SBA Senior Finance II LLC

SBA Guarantor  LLC

SBA Holdings, LLC

SBA 2012 TC Assets, LLC

Brazil Shareholder I LLC